METROPOLITAN SERIES FUND, INC.

                             ARTICLES SUPPLEMENTARY

                                       TO

                            ARTICLES OF INCORPORATION



     METROPOLITAN SERIES FUND, INC., a Maryland corporation having its principal office in this State c/o United Corporate Services, Inc., 20 South Charles Street, Suite 1200, Baltimore, Maryland 21201 (hereinafter called the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Board of Directors of the Corporation (the "Board of Directors"), by unanimous written consent in lieu of a meeting dated January 14, 2004, adopted resolutions classifying or reclassifying one hundred twenty million (120,000,000) unissued shares of capital stock of the Corporation of the par value $0.01 per share by: (i) decreasing the aggregate number of shares of the capital stock of the Janus Growth Portfolio from one hundred million (100,000,000) to zero (0); (ii) increasing the aggregate number of shares of unclassified stock of the Corporation from three hundred million (300,000,000) to four hundred million (400,000,000); (iii) decreasing the aggregate number of Class A shares of the Davis Venture Value Portfolio from seventy-five million (75,000,000) to sixty-five million (65,000,000) and increasing the aggregate number of Class E shares of such Portfolio from twenty-five million (25,000,000) to thirty-five million (35,000,000); and (iv) decreasing the aggregate number of Class A shares of the Jennison Growth Portfolio from seventy-five million (75,000,000) to sixty-five million (65,000,000) and increasing the aggregate number of Class B shares of such Portfolio from twenty-five million (25,000,000) to thirty-five million (35,000,000)

so that the total number of shares of authorized capital stock of the corporation shall be divided among the following classes of capital stock, each class comprising the number of shares and having the designations, preferences, rights, voting powers and such qualifications, limitations and restrictions as are hereinafter set forth:



                             Class                                   Existing Shares of           Reclassified Shares of
                                                                      Authorized Stock               Authorized Stock


State Street Research Money Market Portfolio                             125,000,000                    125,000,000
State Street Research Investment Trust Portfolio                         200,000,000                    200,000,000
State Street Research Diversified Portfolio                              250,000,000                    250,000,000
FI International Stock Portfolio                                         125,000,000                    125,000,000
State Street Research Aggressive Growth Portfolio                        150,000,000                    150,000,000
MetLife Stock Index Portfolio                                            250,000,000                    250,000,000
Scudder Global Equity Portfolio                                          100,000,000                    100,000,000
T. Rowe Price Small Cap Growth Portfolio                                 100,000,000                    100,000,000
Janus Mid Cap Portfolio                                                  200,000,000                    200,000,000
T. Rowe Price Large Cap Growth Portfolio                                 100,000,000                    100,000,000
Harris Oakmark Large Cap Value Portfolio                                 100,000,000                    100,000,000
Neuberger Berman Partners Mid Cap Value Portfolio                        100,000,000                    100,000,000
Lehman Brothers Aggregate Bond Index Portfolio                           125,000,000                    125,000,000
Russell 2000 Index Portfolio                                             100,000,000                    100,000,000
Morgan Stanley EAFE Index Portfolio                                      100,000,000                    100,000,000
State Street Research Aurora Portfolio                                   125,000,000                    125,000,000
Met/Putnam Voyager Portfolio                                             100,000,000                    100,000,000
MetLife Mid Cap Stock Index Portfolio                                    100,000,000                    100,000,000
Franklin Templeton Small Cap Growth Portfolio                            100,000,000                    100,000,000
Janus Growth Portfolio                                                   100,000,000                        -0-
State Street Research Large Cap Value Portfolio                          100,000,000                    100,000,000
State Street Research Bond Income Portfolio                              100,000,000                    100,000,000
Salomon Brother Strategic Bond Opportunities Portfolio                   100,000,000                    100,000,000
Salomon Brothers U.S. Government Portfolio                               100,000,000                    100,000,000
Balanced Portfolio                                                       100,000,000                    100,000,000
MFS Total Return Portfolio                                               100,000,000                    100,000,000
Alger Equity Growth Portfolio                                            125,000,000                    125,000,000
Capital Guardian U.S. Equity Portfolio                                   125,000,000                    125,000,000
Davis Venture Value Portfolio                                            125,000,000                    125,000,000
FI Mid Cap Opportunities Portfolio                                       100,000,000                    100,000,000
FI Structured Equity Portfolio                                           100,000,000                    100,000,000
Harris Oakmark Focused Value Portfolio                                   100,000,000                    100,000,000
Jennison Growth Portfolio                                                125,000,000                    125,000,000
Loomis Sayles Small Cap Portfolio                                        100,000,000                    100,000,000
MFS Investors Trust Portfolio                                            100,000,000                    100,000,000
MFS Research Managers Portfolio                                          100,000,000                    100,000,000
Zenith Equity Portfolio                                                  100,000,000                    100,000,000

Unclassified                                                             300,000,000                    400,000,000

Total                                                                   4,750,000,000                  4,750,000,000







                      Class                                   Authorized Shares        Authorized Shares         Authorized Shares
                                                               Of Class A Stock         of Class B Stock         of Class E Stock


State Street Research Money Market Portfolio                    75,000,000               25,000,000                25,000,000
State Street Research Investment Trust Portfolio               150,000,000               25,000,000                25,000,000
State Street Research Diversified Portfolio                    200,000,000               25,000,000                25,000,000
FI International Stock Portfolio                                75,000,000               25,000,000                25,000,000
State Street Research Aggressive Growth Portfolio              100,000,000               25,000,000                25,000,000
Scudder Global Equity Portfolio                                 50,000,000               25,000,000                25,000,000
T. Rowe Price Small Cap Growth Portfolio                        50,000,000               25,000,000                25,000,000
T. Rowe Price Large Cap Growth Portfolio                        50,000,000               25,000,000                25,000,000
Harris Oakmark Large Cap Value Portfolio                        50,000,000               25,000,000                25,000,000
Neuberger Berman Partners Mid Cap Value Portfolio               50,000,000               25,000,000                25,000,000
State Street Research Aurora Portfolio                          75,000,000               25,000,000                25,000,000
Met/Putnam Voyager Portfolio                                    50,000,000               25,000,000                25,000,000
Franklin Templeton Small Cap Growth Portfolio                   50,000,000               25,000,000                25,000,000
MetLife Stock Index Portfolio                                  200,000,000               25,000,000                25,000,000
Janus Mid Cap Portfolio                                        150,000,000               25,000,000                25,000,000
Russell 2000 Index Portfolio                                    50,000,000               25,000,000                25,000,000
Morgan Stanley EAFE Index Portfolio                             50,000,000               25,000,000                25,000,000
MetLife Mid Cap Stock Index Portfolio                           50,000,000               25,000,000                25,000,000
Lehman Brothers Aggregate Bond Index Portfolio                  75,000,000               25,000,000                25,000,000
State Street Research Large Cap Value Portfolio                 50,000,000               25,000,000                25,000,000
State Street Research Bond Income Portfolio                     50,000,000               25,000,000                25,000,000
Salomon Brother Strategic Bond Opportunities                    50,000,000               25,000,000                25,000,000
Portfolio
Salomon Brothers U.S. Government Portfolio                      50,000,000               25,000,000                25,000,000
Balanced Portfolio                                              50,000,000               25,000,000                25,000,000
MFS Total Return Portfolio                                      50,000,000               25,000,000                25,000,000
Alger Equity Growth Portfolio                                   75,000,000               25,000,000                25,000,000
Capital Guardian U.S. Equity Portfolio                          75,000,000               25,000,000                25,000,000
Davis Venture Value Portfolio                                   65,000,000               25,000,000                35,000,000
FI Mid Cap Opportunities Portfolio                              50,000,000               25,000,000                25,000,000
FI Structured Equity Portfolio                                  50,000,000               25,000,000                25,000,000
Harris Oakmark Focused Value Portfolio                          50,000,000               25,000,000                25,000,000
Jennison Growth Portfolio                                       65,000,000               35,000,000                25,000,000
Loomis Sayles Small Cap Portfolio                               50,000,000               25,000,000                25,000,000
MFS Investors Trust Portfolio                                   50,000,000               25,000,000                25,000,000
MFS Research Managers Portfolio                                 50,000,000               25,000,000                25,000,000
Zenith Equity Portfolio                                         50,000,000               25,000,000                25,000,000



     SECOND: A description of the "Class A, " the "Class B" and the "Class E" shares of each Portfolio indicated above, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and the terms or conditions of redemption of, such shares, as set by the Board of Directors, is as follows:

     (a) Except as described in (b) and (c) below, the "Class A," the "Class B" and the "Class E" shares of a Portfolio shall be identical in all respects, and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

     (b) For purposes of computing the net asset values of a Portfolio's shares:
(1) only the "Class B" and the "Class E" shares shall be charged with the fees under any plan adopted pursuant to Rule 12b-1 for that Portfolio under the Investment Company Act of 1940 (the "1940 Act"), and such fees shall be at a maximum annual rate of .50% of the amount of the average Portfolio's daily net assets that are attributable to the "Class B" and/or the "Class E" shares; (2) the Portfolio's "Class A" or "Class B" or "Class E" shares, respectively, shall be separately charged with other expenses, liabilities or losses that are properly allocable to the "Class A" or "Class B" or "Class E" shares pursuant to paragraph (a)(1) of Rule 18f-3 under the 1940 Act and an effective plan adopted pursuant to said Rule 18f-3; and (3) no dividends or other distributions shall be charged against the Portfolio's "Class A" or "Class B" or "Class E" shares other than those actually paid, respectively, on those classes.

     (c) A Portfolio's dividends and distributions (including those in connection with any liquidation of the Portfolio), gains and losses, as well as other expenses that are not allocated differently as between the Portfolio's classes pursuant to (b) above, shall be allocated between that Portfolio's "Class A, " "Class B" and "Class E" shares on a consistent basis in accordance with the requirements of Rule 18f-3(c)(1) and the terms of the Rule 18f-3 plan, referred to in (b) above, as in effect from time to time.

     THIRD: (a) The holders of each share of stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock, irrespective of the class, then standing in his name on the books of the Corporation. On any matter submitted to a vote of the stockholders, all shares of the Corporation then issued and outstanding and entitled to vote shall be voted in the aggregate and not by class except (i) when otherwise required by law and (ii) if the Board of Directors, in its sole discretion, determines that any matter concerns only one or more particular class or classes, it may direct that only holders of that class or those classes may vote on the matter.

     (b) Except as the Board of Directors may provide in classifying or reclassifying any unissued shares of stock, each class of stock of the Corporation shall have the following powers, preferences or other special rights, and the qualifications, restrictions, and limitations thereof shall be as follows:

          (i) Except as maybe otherwise provided herein, all consideration received by the Corporation for the issue or sale of shares of stock of any class in a given Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form, shall constitute assets of that Portfolio (and its class or classes), as opposed to any other Portfolios and classes of the Corporation, subject only to the rights of creditors, and are herein referred to as assets "belonging to" that Portfolio. Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Portfolio, shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Portfolios established and designated from time to time, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.

          (ii) The Board of Directors may from time to time declare and pay dividends or distributions, in stock or in cash, on any or all classes of stock, the amount of such dividends and distributions and the payment of them being wholly in the discretion of the Board of Directors, giving due consideration to the interests of each class and to the interests of the Corporation as a whole. Pursuant, to the foregoing:

               (A) Dividends or distributions on shares of any Portfolio shall be paid only out of surplus or other lawfully available assets determined by the Board of Directors as belonging to such Portfolio.

               (B) Inasmuch as the Corporation intends to qualify as a "regulated open-end investment company" under the Internal Revenue Code of 1986, as amended, or any successor or statute comparable thereto, and regulations promulgated thereunder, and inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Corporation, the Board of Directors shall have the power in its discretion to distribute in any fiscal years as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company and to avoid liability for the Corporation for Federal income tax in respect to that year. In furtherance, and not in limitation of the foregoing, in the event that a Portfolio has a net capital loss for a fiscal year, and to the extent that a net capital loss for a fiscal year offsets net capital gains from one or more of the other Portfolios, the amount to be deemed available for distribution to the Portfolio or Portfolios with the net capital gain may be reduced by the amount offset.

          (iii) The assets belonging to any Portfolio shall be charged with the liabilities in respect to such Portfolio, and shall also be charged with its share of the general liabilities of the Corporation in proportion to the net asset value of the respective Portfolios before allocation of general liabilities. However, the decision of the Board of Directors as to the amount of assets and liabilities belonging to the Corporation, and their allocation to a given Portfolio or Portfolios shall be final and conclusive.

          (iv) In the event of the liquidation of the Corporation, the stockholders of each Portfolio that has been established and designated shall  be  entitled  to  receive,  as a group,  the  excess  of the  assets belonging to that Portfolio over the liabilities belonging to that Portfolio. The assets so distributable to the stockholders of any particular Portfolio that has but a single class of outstanding shares shall be distributed among such stockholders in proportion to the number of shares of that Portfolio held by them and recorded on the books of the Corporation. Any assets not readily identifiable as belonging to any particular Portfolio shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Portfolios established and designated, as provided herein. Any such allocation by the Board of Directors shall be conclusive and binding for all purposes.

          (v) Each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time to time, subject to the right of the Board of Directors to suspend the right of redemption of shares of capital stock of the Corporation or postpone the time of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by, or pursuant to the discretion of the Board of Directors from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Redemption shall be conditional upon the Corporation having funds legally available therefore. Payment of the redemption price shall be made in cash or by check or current funds, or in assets other than cash, by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors.

          (vi) The Corporation's shares of stock are issued and sold, and all persons who shall acquire stock of the Corporation shall acquire the same, subject to the condition and understanding that the provisions of the Articles of Incorporation of the Corporation, as from time to time amended, shall be binding upon them.

     FOURTH: The shares aforesaid have been duly classified or reclassified by the Board of Directors pursuant to the authority and power contained in Article V of the Articles of Incorporation of the Corporation.

     FIFTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

     SIXTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.


     IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Secretary on January 30, 2004.



ATTEST:                                     METROPOLITAN SERIES FUND, INC.



/s/ Thomas M. Lenz                              /s/ Hugh C. McHaffie

___________________________                 By: __________________________
Thomas M. Lenz                                    Hugh C. McHaffie
Secretary                                         President